Exhibit 99.1

ViewRay Reports Second Quarter 2019 Results

CLEVELAND, August 8, 2019 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Summary:

•	The Company is updating 2019 guidance and now anticipates total revenue in the range of $80 million to $95 million, and total cash usage to be in the range of $80 million to $90 million.
•	Total revenue was $30.2 million in the quarter, primarily from 5 revenue units, compared to $16.4 million, primarily from 3 revenue units, for the same period last year.
•	Received 3 new orders in the quarter for MRIdian systems totaling $18.1 million, compared to orders totaling $34.6 million for the same period last year.
•	Total backlog was $219.3 million as of June 30, 2019, compared to $199.7 million as of June 30, 2018.
•	Cash and cash equivalents were $122.1 million as of June 30, 2019.
•	Chief Financial Officer Ajay Bansal will be leaving the company effective September 30, 2019.

“We are disappointed to take down guidance for the year, but we believe it is prudent given the timing of installations around year-end,” said Scott Drake, President and CEO. “We remain focused on the long-term opportunity versus short term nuances and are confident that we will demonstrate the momentum of our growing pipeline and end-user demand moving forward. Today we are also announcing the departure of our Chief Financial Officer, Ajay Bansal. We thank him for his service over the last three years and wish him well. We are in the midst of a retained search to find his replacement.”

Second Quarter 2019 Financial Results:

Total revenue for the three months ended June 30, 2019, was $30.2 million, compared to $16.4 million for the same period last year.

Total cost of revenue was $26.9 million, compared to $16.4 million for the same period last year.

Total gross profit was $3.2 million, compared to $0.1 million for the same period last year.

Total operating expenses were $29.5 million, compared to $18.3 million for the same period last year.

Net loss was $30.8 million, or $0.32 per share, compared to $22.0 million, or $0.30 per share, for the same period last year.

ViewRay had total cash and cash equivalents of $122.1 million at June 30, 2019.

Financial Guidance:

The Company is updating 2019 guidance and now anticipates total revenue in the range of $80 million to $95 million, and total cash usage to be in the range of $80 million to $90 million.

Conference Call and Webcast

ViewRay will hold a conference call to discuss results on Thursday, August 8, 2019 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 1695303. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay's corporate website, www.viewray.com, for 14 days following the call. In addition, a telephonic replay of the call will be available until August 15, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 1695303.

About ViewRay

ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay's financial guidance for the full year 2019 and ViewRay's conference call to discuss its second quarter and year to date results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay's products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019, as updated periodically by the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Product	$27,905	$15,366	$46,779	$40,745
Service	2,143	958	3,434	1,650
Distribution rights	119	119	238	238
Total revenue	30,167	16,443	50,451	42,633
Cost of revenue:
Product	22,814	14,654	44,847	34,365
Service	4,107	1,720	7,722	2,629
Total cost of revenue	26,921	16,374	52,569	36,994
Gross margin	3,246	69	(2,118)	5,639
Operating expenses:
Research and development	6,463	4,389	11,494	8,159
Selling and marketing	7,663	3,394	12,548	6,640
General and administrative	15,398	10,503	30,507	20,349
Total operating expenses	29,524	18,286	54,549	35,148
Loss from operations	(26,278)	(18,217)	(56,667)	(29,509)
Interest income	687	2	907	4
Interest expense	(1,074)	(1,918)	(1,833)	(3,784)
Other (expense) income, net	(4,133)	(1,857)	(6,566)	6,485
Loss before provision for income taxes	$(30,798)	$(21,990)	$(64,159)	$(26,804)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(30,798)	$(21,990)	$(64,159)	$(26,804)
Amortization of beneficial conversion feature related to Series A convertible preferred stock	$—	$—	$—	$(2,728)
Net loss attributable to common stockholders, basic and diluted	$(30,798)	$(21,990)	$(64,159)	$(29,532)
Net loss per share, basic and diluted	$(0.32)	$(0.30)	$(0.66)	$(0.41)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	97,572,389	74,531,274	97,129,389	71,776,802

VIEWRAY, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$122,053	$167,432
Accounts receivable	35,475	36,867
Inventory	57,963	49,462
Deposits on purchased inventory	5,792	8,142
Deferred cost of revenue	5,591	9,736
Prepaid expenses and other current assets	5,153	6,045
Total current assets	232,027	277,684
Property and equipment, net	21,975	13,958
Restricted cash	1,442	1,933
Right-of-use assets	12,780	—
Other assets	1,717	1,395
TOTAL ASSETS	$269,941	$294,970
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,241	$10,207
Accrued liabilities	18,910	9,983
Customer deposits	9,559	19,968
Operating lease liability, current	1,979	—
Deferred revenue, current	8,232	13,731
Total current liabilities	57,921	53,889
Deferred revenue, net of current portion	4,913	5,744
Long-term debt	55,445	55,364
Warrant liabilities	16,675	11,844
Operating lease liability, noncurrent	11,639	—
Other long-term liabilities	431	820
TOTAL LIABILITIES	147,024	127,661
Commitments and contingencies (Note 6)
Stockholders’ equity:
Convertible preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at June 30, 2019 and December 31, 2018; no shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at June 30, 2019 and December 31, 2018; 98,259,203 and 96,332,023 shares issued and outstanding at June 30, 2019 and December 31, 2018	973	952
Additional paid-in capital	585,080	565,334
Accumulated deficit	(463,136)	(398,977)
TOTAL STOCKHOLDERS’ EQUITY	122,917	167,309
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$269,941	$294,970

Contact:

Investor Relations:

Michaella Gallina

Sr. Director, Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Branding

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com